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                                                                   Exhibit 10.24

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement"), made this first day of October, 2002, is entered into by Omrix Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), and Bemsol SA, a Belgian corporation represented by Philippe Romagnoli, with an address of 22, avenue des Pommiers at B-4053 Embourg (the "Consultant").

                                  INTRODUCTION

     The Company desires to retain the services of the Consultant and the Consultant desires to perform certain services for the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

     1. Services. The Consultant agrees to perform such consulting, advisory and related services to and for the Company as requested by the Company, and as specified on Schedule A to this Agreement. During the Consultation Period (as defined below), the Consultant shall not engage in any activity that has a conflict of interest with the Company, including any directly competitive employment, business, or other activity, and he shall not assist any other person or organization that directly competes with the Company.

     2. Term. This Agreement shall commence on the date hereof and is concluded for a period of one year (such period, as it may be extended, being referred to as the "Consultation Period"), unless sooner terminated in accordance with the provisions of Section 4.

     3. Compensation and Benefits.

          3.1 Compensation. In consideration for the consulting services rendered by the Consultant the Consultant shall receive the compensation as indicated on Exhibit A.

          3.2 Reimbursement of Expenses. The Company shall reimburse the Consultant for all reasonable and necessary expenses incurred or paid by the Consultant in connection with, or related to, the performance of his services under this Agreement. The Consultant shall submit to the Company itemized monthly statements of such expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within 30 days after receipt thereof.

          3.3 Benefits. The Consultant shall not be entitled to any benefit coverage or privilege, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company.

     4. Termination. At its expiration, the Consultation Period may be renewed by mutual agreement for an additional period of one year. Conversely, this agreement can be ended prior to its normal end if both parties agree so and settle any compensation and/or prejudice pending. Notwithstanding the foregoing, the Company may terminate the Consultation Period, effective immediately upon receipt of written notice, if the Consultant breaches or threatens to breach any provision of Section 6.

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     5. Cooperation. The Consultant shall use his best efforts in the performance of his obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his obligations hereunder. The Consultant shall cooperate with the Company's personnel, shall not interfere with the conduct of the Company's business and shall observe all existing rules, regulations and security requirements of the Company concerning the safety of persons and property.

     6. Inventions and Proprietary Information.

          6.1 Inventions.

               (a) All inventions, discoveries, computer programs, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) (Inventions") related to the business of the Company, i.e. plasma products and surgical sealants, which are made, Conceived, reduced to practice, created, written, designed or developed by the Consultant, solely or jointly with others and whether during normal business hours or otherwise, during the Consultation Period or thereafter if resulting or directly derived from Proprietary Information (as defined below), shall be the sole property of the Company. The Consultant hereby assigns to the Company all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of the Company as his duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. Upon the request of the Company and at the Company's expense, the Consultant shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention. The Consultant also hereby waives all claims to moral rights in any Inventions.

               (b) The Consultant shall promptly disclose to the Company all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or fast actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Company at all times.

          6.2 Proprietary Information.

               (a) The Consultant acknowledges that his relationship with the Company is one of high trust and confidence and that in the course of his service to the Company he may have access to and contact with Proprietary Information. The Consultant agrees that he will not during the Consultation Period or at any time thereafter, disclose to others, or use for his benefit or the benefit of others, any Proprietary Information or Invention.

               (b) For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of his service as a consultant to the Company.

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               (c) The Consultant's obligations under this Section 6.2 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 6.2, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of the Company.

               (d) Upon termination of this Agreement or at any other time upon request by the Company, the Consultant shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the Company.

               (e) The Consultant represents that his retention as a consultant with the Company and his performance under this Agreement does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Consultant shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

               (f) The Consultant acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant agrees to be bound by all such obligations and restrictions that are known to him.

          6.3 Remedies. The Consultant acknowledges that any breach of the provisions of this Section 6 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

     7.1 Independent Contractor Status. The Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

     7.2 Consent to use of Name. The Consultant hereby consents to the use of his name by the Company, as required, in connection with any business plan or marketing materials prepared for use by the Company and any registration statement, prospectus or other document filed with the United States Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market.

     8. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon postal deposit by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

     9. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

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     10. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

     11. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

     12. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware.

     13. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.

     14. Miscellaneous.

          14.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          14.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                        Omrix Biopharmaceuticals, INC.


                                        By: /s/ Robert Taub
                                            ------------------------------------
                                            Robert Taub
                                        Title: Chief Executive Officer


                                        Bemsol SA


                                        By: /s/ Philippe Romagnoli
                                            ------------------------------------
                                            Philippe Romagnoli
                                        Title: Managing Director

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                                   SCHEDULE A

                            Services and Compensation

I.   Services

     a) Meetings/Phone Calls with Company Management, mostly Robert Taub and John Barberich

     b) Meetings/Phone Calls with industry contacts, if requested by Management and determined appropriate by Consultant

     c) Review and Comments on Drafts of Company Materials, Sections of Business Plans, etc.

     d)   The service time is set to 60% of a standard full time schedule.

II.  Compensation

     a)   Euro 22.500 Consulting fee per quarter

     b) If services are performed in excess of 60% of a standard full time schedule at the mutual agreement of the parties, Consultant will receive additional cash consulting fees equal to Euro 700 per day.